UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 3, 2025

Broadcom Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38449	35-2617337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3421 Hillview Avenue

Palo Alto, California 94304

(Address of principal executive offices including zip code)

(650) 427-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	AVGO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Broadcom Inc. (the “Company”) delivers a broad range of semiconductor and infrastructure software solutions that are integral to the ongoing rapid transformation of the technological landscape, including developments in artificial intelligence (“AI”) and cloud computing. Under the leadership of the Company’s President and Chief Executive Officer, Hock E. Tan, the Company has developed advanced technologies that drive AI adoption, including custom AI accelerators, XPUs, network switches and other AI-related products, such as racks. The Company’s stockholders have also expressed support in securing the continued leadership of Mr. Tan to lead the Company through the unprecedented transformation of the semiconductor industry due to AI.

The independent members of the Company’s Board of Directors (the “Board”) believe that for the Company to compete successfully in a highly competitive technology industry that is undergoing profound change due to AI, the Company must continue to develop increasingly advanced technologies or execute on new strategies and business models to meet the accelerating demand of its customers. As a result, the independent members of the Board approved the Tan PSU Award (defined below) to incentivize Mr. Tan to extend his leadership of the Company through fiscal 2030.

The independent members of the Board also consider Mr. Tan and the Tan PSU Award, which includes rigorous, challenging targets that would create value for both the Company and its stockholders and reflects feedback from its stockholders, essential to the Company’s next phase of transformative growth due to AI.

Based on these considerations and in consultation with its independent compensation consultant, on September 3, 2025 (the “Grant Date”), the independent members of the Board granted Mr. Tan an award (the “Tan PSU Award”) of performance stock units (the “PSUs”) as part of the annual equity award program. The vesting of the PSUs under the Tan PSU Award is contingent on both (i) attainment of challenging AI-related revenue targets during a three-year performance period from the start of fiscal 2028 through the end of fiscal 2030 (the “Performance Period”) and (ii) continued service requirements from the Grant Date through the end of fiscal 2030 (the “Vesting Period”).

2023 PSU Award Holding Requirement

As a condition to the grant of the Tan PSU Award, Mr. Tan has agreed to certain post-vesting holding requirements with respect to the after-tax shares of the Company’s common stock (the “Non-Transferable Shares”) Mr. Tan would receive at the end of fiscal 2027 upon the vesting of the PSU award previously granted to Mr. Tan on October 31, 2022 (the “2023 PSU Award”).

Mr. Tan has agreed to hold the Non-Transferable Shares through November 3, 2030, and if he voluntarily resigns without good reason prior to November 4, 2030, then such holding period will extend through October 31, 2032 (in each case, the “Holding Period Expiration Date”). During this holding period Mr. Tan has agreed not to sell, assign, transfer, pledge, hypothecate or otherwise encumber or dispose of (collectively, “Transfer”) the Non-Transferable Shares without the prior written consent of the Compensation Committee of the Board (the “Committee”).

In the event of (i) Mr. Tan’s death or permanent disability, (ii) the termination of Mr. Tan’s employment by the Company, or (iii) Mr. Tan’s termination of employment due to a resignation for good reason, the Holding Period Expiration Date will be the date of such event, as applicable.

If Mr. Tan requests permission from the Committee to Transfer any Non-Transferable Shares prior to the Holding Period Expiration Date, (i) during his employment, then the Committee will provide consent to a Transfer if it determines in its discretion that, after such Transfer, the number of shares of the Company’s common stock (the “Shares”) held by Mr. Tan, together with the shares underlying the Tan PSU Award, is commensurate, in the Committee’s judgment, with the total number of Non-Transferable Shares or (ii) if Mr. Tan has voluntarily resigned without good reason, then the Committee will provide consent if Mr. Tan will continue to hold at least 50% of the Non-Transferable Shares after such Transfer.

Incentive Opportunities of the Tan PSU Award Aligned with Stockholders

The independent members of the Board designed the Tan PSU Award to deliver value to Mr. Tan only if the Company significantly increases its total revenue with respect to the Company’s AI products, including but not limited to revenue with respect to the Company’s custom AI accelerators, XPUs, ASICs, and networking and connectivity solutions (the “AI Revenue”), during the Performance Period. If Mr. Tan continues to provide services to the Company throughout the Vesting Period and achieves the Applicable AI Revenue (defined below) during the Performance Period, the Shares under the Tan PSU Award will vest on the last day of fiscal 2030 (the “Final Vesting Date”), without any interim vesting opportunities and except as otherwise set forth below.

Terms of the Tan PSU Award

The performance goal under the Tan PSU Award is achieved when the highest aggregate AI Revenue for a period of any four consecutive fiscal quarters within the Performance Period (the “Applicable AI Revenue”) is between the Achievement Levels set forth in the table below. The target number of Shares subject to the Tan PSU Award is 610,521 Shares (the “Target PSUs”) and the actual number of Shares earned by Mr. Tan on the Final Vesting Date (the “Earned PSUs”) will be the product of multiplying the Payout Percentage, as determined in accordance with the table below, by the Target PSUs.

Achievement Level	Payout Percentage	Applicable AI Revenue
Maximum	300%	≥$120 billion
Stretch	200%	$105 billion
Target	100%	$90 billion
Threshold	0%	≤$60 billion

If the Applicable AI Revenue is between the Achievement Levels set forth in the table above, then the Payout Percentage will be determined using a linear interpolation between these levels. If the Applicable AI Revenue is less than or equal to the Threshold Achievement Level set forth in the table above, then the Payout Percentage will be 0% and the Tan PSU Award will be forfeited in its entirety. If the Applicable AI Revenue is greater than the Maximum Achievement Level set forth in the table above, then the Payout Percentage will be 300%.

As soon as administratively practicable, and in any event within 45 days, following the end of the Performance Period, the Plan Administrator will determine the Applicable AI Revenue, the corresponding Payout Percentage and the number of Earned PSUs.

In the event Mr. Tan incurs a termination of employment or consultancy (a “Termination of Services”) during the Vesting Period, the Tan PSU Award will be forfeited in its entirety and the Shares will not be issued, except as otherwise described below:

•

If, during the Performance Period, Mr. Tan incurs a Termination of Services (i) by him for good reason, (ii) by the Company without cause, or (iii) due to death or permanent disability (each, a “Covered Termination”), a prorated portion of the Target PSUs will remain outstanding and be subject to performance-based vesting in accordance with the Tan PSU Award, with proration based on the portion of the Performance Period during which Mr. Tan provided services.

•

If a change in control of the Company occurs on or after the Grant Date and before the end of the first quarter of fiscal 2028, the Tan PSU Award will be forfeited in its entirety effective immediately prior to the change in control. If a change in control occurs after the end of the first quarter of fiscal 2028, the Performance Period will be shortened so that it ends on the last day of the last fiscal quarter of the Company ending immediately prior to the change in control. The number of Earned PSUs for such shortened Performance Period will be determined by multiplying (i) the prorated portion of the Target PSUs based on the portion of the Performance Period that is prior to the change in control, by (ii) the Payout Percentage. For purposes of determining the Payout Percentage for the shortened Performance Period prior to the first quarter of fiscal 2029, the Applicable AI Revenue levels included in the table above will be prorated accordingly if the change in control occurs during the second, third or fourth quarter of fiscal 2028. If a change of control occurs after the end of the fourth quarter of fiscal 2028, the Applicable AI Revenue levels in the table above will not be prorated. In the event of a change in control, any Earned PSUs will remain outstanding and be subject to time-based vesting in accordance with the Tan PSU Award. If Mr. Tan experiences a Covered Termination on or after the date of the change in control, such Earned PSUs will immediately vest in full.

The foregoing description of the Tan PSU Award does not purport to be complete and is qualified in its entirety by reference to the form of award agreement applicable to the Tan PSU Award, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Form of Performance Stock Unit Award Agreement (Operating Metric) under Broadcom Inc. 2012 Stock Incentive Plan.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2025

Broadcom Inc.

By:	/s/ Kirsten Spears
Name:	Kirsten Spears
Title:	Chief Financial Officer and Chief Accounting Officer